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[DR.KOOP LOGO]

FOR IMMEDIATE RELEASE
                                                         CONTACT:
                                                         Elaine Zameck
                                                         Dr. Koop LifeCare Corp.
                                                         310/395-5700
                                                         elainez@drkoop.com


    DRKOOP.COM ANNOUNCES COMPLETION OF FINANCING AND NAME CHANGE TO DR. KOOP
                              LIFECARE CORPORATION

Announcement Emphasizes the Transformation From a Pure-Play Internet Company to
                   a Diversified Health and Wellness Company


SANTA MONICA, CALIFORNIA -- AUGUST 29, 2001 -- drkoop.com, Inc. (OTCBB: KOOP) announced today that it had completed a private placement of its preferred stock generating aggregate gross proceeds to the Company of $5.0 million. Last week, the company announced that it had consummated the acquisition of the operating assets of IVonyx Group Services, Inc.

In addition, the company announced that its Board of Directors has approved a corporate name change from drkoop.com to Dr. Koop LifeCare Corporation. The name change is subject to shareholder approval at the company's 2001 annual meeting.

"The closure of the IVonyx acquisition, the pending distribution of Dr. Koop branded supplements and the proposed corporate name change signify the completion of our evolution from a pure-play Internet consumer Web site to a well-diversified company with multiple revenue streams online and offline," said Richard Rosenblatt, Co-Chairman and Chief Executive Officer. "While the Internet will continue to be an important marketing and communication tool for Dr. Koop LifeCare Corporation, our focus will be on building new divisions and driving sales to existing and potential customers."

The securities issued in the private placement were issued solely to accredited investors pursuant to an exemption from the registration requirements of the Securities Act and may not be offered or sold absent registration or an exemption from the registration requirements of the Securities Act.

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DRKOOP.COM ANNOUNCES COMPLETION OF FINANCING -- PAGE 2


ABOUT DR. KOOP LIFECARE CORPORATION.

Founded in 1997, Dr. Koop Life Care Corporation is a publicly traded company (OTCBB: KOOP) that provides leading, science-based, branded healthcare products and services to the Baby Boomer market. True to the tradition established by the former U.S. Surgeon General, Dr. Koop LifeCare Corporation offers a unique resource to empower people across the health spectrum to make informed lifestyle choices. Through it's Online Business, Consumer Products Division and Home Infusion Services, Dr. Koop LifeCare Corporation is uniquely positioned as a market leader in the health and wellness industry. For more information, visit www.drkoop.com.


This document contains forward-looking statements relating to, among other things, the company's plans to enter the home healthcare and consumer products markets, the company's proposed name change, the company's future results of operations, the company's potential growth prospects and general business conditions relating to drkoop.com. These forward-looking statements are based on our current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements depending on changes in external competitive market factors, capital market conditions, the effectiveness of our marketing and promotion strategies or our ability to execute our business strategy. These matters and other business risks to which drkoop.com is subject are discussed in our periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors" in the Form 10-K for the year ended December 31, 2000 and the Form 10-Q for the quarter ended June 30, 2001 and the other information contained in those reports and in the Reports on Forms 8-K filed on April 16, 2001, July 16, 2001, July 27, 2001, July 31, 2001, August 9,
2001, August 20, 2001 and August 30, 2001. The Form 10-K, Form 10-Q and Forms 8-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov or by contacting drkoop.com as noted above.